Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Third Quarter and Nine Months Ended September 30, 2013

Company Reports Economic EPS of $2.19; EPS of $1.37

BOSTON, November 5, 2013 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2013.

For the third quarter of 2013, Economic earnings per share (“Economic EPS”) were $2.19, compared to $1.91 for the same period of 2012, while diluted earnings per share for the third quarter of 2013 were $1.37, compared to $1.04 for the same period of 2012.  For the third quarter of 2013, Economic net income was $121.8 million, compared to $101.2 million for the same period of 2012, and Net income was $75.2 million, compared to $54.9 million for the same period of 2012.  For the third quarter of 2013, EBITDA was $170.4 million, compared to $133.5 million for the same period of 2012.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

For the nine months ended September 30, 2013, Economic net income was $367.2 million, while EBITDA was $518.4 million, and Net income was $202.3 million.  For the nine months ended September 30, 2012, Economic net income was $272.3 million, while EBITDA was $361.2 million, and Net income was $98.9 million.

Net client cash flows for the third quarter of 2013 were $10.1 billion. The aggregate assets under management of AMG’s affiliated investment management firms were approximately $508 billion at September 30, 2013.

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“AMG continues to generate outstanding organic growth, with over $10 billion in net client cash flows in the third quarter, and over $40 billion in the last twelve months – bringing total assets under management to a record $508 billion,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG. “Our Affiliates continue to produce outstanding investment performance across a broad range of return-oriented products, and through the excellent execution of our growth strategies, our Economic earnings per share of $2.19 increased 15% over the third quarter of 2012.”

“Our global distribution strategy has generated fourteen consecutive quarters of strong positive flows, and we see ongoing demand for our Affiliates’ return-oriented strategies from institutional and retail clients around the world,” Mr. Healey continued.  “With industry-leading capabilities in many of the most attractive areas of active equities and alternatives, our performance-oriented Affiliates continue to be positioned to benefit from growing demand for differentiated, value-added products for the alpha portions of global client portfolios.  As evidenced by new mandates funded in every coverage region during the third quarter, our global distribution strategy continues to generate substantial organic growth, and we see ongoing opportunities for our Affiliates to win incremental new business across an increasingly broad range of geographies and channels.”

“Finally, we are making significant progress with a growing pipeline of traditional and alternative boutique firms globally,” Mr. Healey concluded.  “We are seeing increasing opportunities to invest in a diverse array of outstanding prospective Affiliates, and with our unique competitive position in a favorable transaction environment, we are confident in our prospects to execute accretive investments in new Affiliates going forward.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of September 30, 2013, the aggregate assets under management of AMG’s Affiliates were approximately $508 billion in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2012.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 100512.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/12	9/30/13

Revenue	$467.3	$551.6

Net income (controlling interest)	$54.9	$75.2

Economic net income (A)	$101.2	$121.8

EBITDA (B)	$133.5	$170.4

Average shares outstanding - diluted	53.0	56.9

Earnings per share - diluted	$1.04	$1.37

Average shares outstanding - adjusted diluted (C)	53.0	55.6

Economic earnings per share (C)	$1.91	$2.19

	December 31, 2012	September 30, 2013

Cash and cash equivalents	$430.4	$522.4

Senior bank debt	$325.0	$575.0

Senior notes	$340.0	$340.0

Senior convertible securities (D)	$450.1	$—

Junior convertible trust preferred securities	$515.5	$517.9

Stockholders’ equity	$2,084.2	$2,032.3

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Nine Months	Nine Months
	Ended	Ended
	9/30/12	9/30/13

Revenue	$1,314.5	$1,594.8

Net income (controlling interest)	$98.9	$202.3

Economic net income (A)	$272.3	$367.2

EBITDA (B)	$361.2	$518.4

Average shares outstanding - diluted	52.9	54.7

Earnings per share - diluted	$1.87	$3.70

Average shares outstanding - adjusted diluted (C)	52.9	55.4

Economic earnings per share (C)	$5.15	$6.63

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/12	9/30/13

Net income (controlling interest)	$54.9	$75.2
Convertible securities interest expense, net	—	2.6
Net income (controlling interest), as adjusted	$54.9	$77.8

Average shares outstanding - diluted	53.0	56.9

Earnings per share - diluted	$1.04	$1.37

	Nine Months	Nine Months
	Ended	Ended
	9/30/12	9/30/13

Net income (controlling interest)	$98.9	$202.3
Convertible securities interest expense, net	—	—
Net income (controlling interest), as adjusted	$98.9	$202.3

Average shares outstanding - diluted	52.9	54.7

Earnings per share - diluted	$1.87	$3.70

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/12	9/30/13

Average shares outstanding - diluted	53.0	56.9
Assumed issuance of Trust Preferred shares	—	(2.0)
Dilutive impact of 2008 Senior Convertible Notes shares	—	0.4
Dilutive impact of Trust Preferred shares	—	0.3
Average shares outstanding - adjusted diluted (C)	53.0	55.6

	Nine Months	Nine Months
	Ended	Ended
	9/30/12	9/30/13

Average shares outstanding - diluted	52.9	54.7
Dilutive impact of 2008 Senior Convertible Notes shares	—	0.5
Dilutive impact of Trust Preferred shares	—	0.2
Average shares outstanding - adjusted diluted (C)	52.9	55.4

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, June 30, 2013	$267,498	$142,764	$59,218	$469,480
Client cash inflows	11,166	12,048	2,590	25,804
Client cash outflows	(6,280)	(7,094)	(2,349)	(15,723)
Net client cash flows	4,886	4,954	241	10,081
New investments	—	—	3,001	3,001
Investment performance	14,740	8,356	2,694	25,790
Assets under management, September 30, 2013	$287,124	$156,074	$65,154	$508,352

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2012	$254,337	$121,874	$55,556	$431,767
Client cash inflows	33,490	40,673	8,356	82,519
Client cash outflows	(18,085)	(22,674)	(6,567)	(47,326)
Net client cash flows	15,405	17,999	1,789	35,193
New investments	—	—	3,001	3,001
Investment performance	18,601	16,226	4,818	39,645
Other (E)	(1,219)	(25)	(10)	(1,254)
Assets under management, September 30, 2013	$287,124	$156,074	$65,154	$508,352

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/12	of Total	9/30/13	of Total
Revenue
Institutional	$210.7	45%	$229.1	41%
Mutual Fund	208.3	45%	268.0	49%
High Net Worth	48.3	10%	54.5	10%
	$467.3	100%	$551.6	100%

EBITDA (B)
Institutional	$73.3	55%	$90.9	53%
Mutual Fund	46.4	35%	62.4	37%
High Net Worth	13.8	10%	17.1	10%
	$133.5	100%	$170.4	100%

	Nine		Nine
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/12	of Total	9/30/13	of Total
Revenue
Institutional	$636.8	49%	$694.6	44%
Mutual Fund	557.4	42%	741.5	46%
High Net Worth	120.3	9%	158.7	10%
	$1,314.5	100%	$1,594.8	100%

EBITDA (B)
Institutional	$207.0	57%	$291.3	56%
Mutual Fund	119.9	33%	177.8	34%
High Net Worth	34.3	10%	49.3	10%
	$361.2	100%	$518.4	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/12	9/30/13

Net income (controlling interest)	$54.9	$75.2
Intangible amortization and impairments	29.9	38.2
Intangible-related deferred taxes	11.7	5.2
Imputed interest and contingent payment arrangements	4.0	2.5
Affiliate equity expense	0.7	0.7
Economic net income (A)	$101.2	$121.8

Cash flow from operations	$211.1	$282.8
Interest expense, net of non-cash items	19.7	17.8
Current tax provision	8.8	32.7
Income from equity method investments, net of distributions	8.8	3.7
Changes in assets and liabilities and other adjustments	(114.9)	(166.6)
EBITDA (B)	$133.5	$170.4
Holding company expenses	22.0	24.9
EBITDA Contribution	$155.5	$195.3

	Nine Months	Nine Months
	Ended	Ended
	9/30/12	9/30/13

Net income (controlling interest)	$98.9	$202.3
Intangible amortization and impairments	184.1	114.7
Intangible-related deferred taxes	0.1	29.4
Imputed interest and contingent payment arrangements	(12.7)	17.0
Affiliate equity expense	1.9	3.8
Economic net income (A)	$272.3	$367.2

Cash flow from operations	$447.1	$747.6
Interest expense, net of non-cash items	53.1	60.7
Current tax provision	31.1	73.6
Income from equity method investments, net of distributions	(5.5)	(35.1)
Changes in assets and liabilities and other adjustments	(164.6)	(328.4)
EBITDA (B)	$361.2	$518.4
Holding company expenses	65.9	71.8
EBITDA Contribution	$427.1	$590.2

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013

Revenue	$467.3	$551.6	$1,314.5	$1,594.8

Operating expenses:
Compensation and related expenses	196.8	229.8	565.9	679.7
Selling, general and administrative	93.9	106.4	267.7	298.2
Intangible amortization and impairments	24.0	32.7	169.1	98.1
Depreciation and other amortization	3.5	3.4	10.6	10.3
Other operating expenses	9.4	10.2	27.7	27.5
	327.6	382.5	1,041.0	1,113.8
Operating income	139.7	169.1	273.5	481.0

Income from equity method investments	19.4	34.1	47.3	121.0

Other non-operating (income) and expenses:
Investment and other income	(6.9)	(8.0)	(20.3)	(20.0)
Interest expense	21.8	19.9	58.8	68.5
Imputed interest and contingent payment arrangements	6.7	3.9	(35.7)	26.5
	21.6	15.8	2.8	75.0

Income before income taxes	137.5	187.4	318.0	527.0

Income taxes (F)	19.4	31.0	46.0	106.6
Net income	118.1	156.4	272.0	420.4

Net income (non-controlling interests)	(63.2)	(81.2)	(173.1)	(218.1)

Net income (controlling interest)	$54.9	$75.2	$98.9	$202.3

Average shares outstanding - basic	51.7	53.2	51.6	53.0
Average shares outstanding - diluted	53.0	56.9	52.9	54.7

Earnings per share - basic	$1.06	$1.41	$1.92	$3.82
Earnings per share - diluted	$1.04	$1.37	$1.87	$3.70

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	September 30,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$430.4	$522.4
Investment advisory fees receivable	255.5	269.9
Investments in marketable securities	128.9	132.9
Unsettled fund shares receivable	40.1	159.3
Prepaid expenses and other current assets	57.4	62.9
Total current assets	912.3	1,147.4

Fixed assets, net	81.5	88.1
Equity method investments in Affiliates	1,031.3	982.5
Acquired client relationships, net	1,585.5	1,485.4
Goodwill	2,355.2	2,345.9
Other assets	221.3	211.8
Total assets	$6,187.1	$6,261.1

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$324.7	$387.8
Unsettled fund shares payable	39.8	162.1
Payables to related party	11.3	32.9
Total current liabilities	375.8	582.8

Senior bank debt	325.0	575.0
Senior notes	340.0	340.0
Senior convertible securities (D)	450.1	—
Junior convertible trust preferred securities	515.5	517.9
Deferred income taxes	497.1	461.4
Other long-term liabilities	164.7	167.3
Total liabilities	2,668.2	2,644.4

Redeemable non-controlling interests	477.5	614.1

Equity:
Common stock	0.5	0.5
Additional paid-in capital	868.5	548.0
Accumulated other comprehensive income	79.1	63.4
Retained earnings	1,350.7	1,553.0
	2,298.8	2,164.9
Less treasury stock, at cost	(214.6)	(132.6)
Total stockholders’ equity	2,084.2	2,032.3

Non-controlling interests	957.2	970.3
Total equity	3,041.4	3,002.6
Total liabilities and equity	$6,187.1	$6,261.1

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Cash flow from operating activities:
Net income	$118.1	$156.4	$272.0	$420.4
Adjustments to reconcile Net income to net cash flow from operating activities:
Intangible amortization and impairments	24.0	32.7	169.1	98.1
Amortization of issuance costs	2.0	2.1	5.7	7.8
Depreciation and other amortization	3.5	3.4	10.6	10.3
Deferred income tax provision	7.8	(4.8)	5.8	24.0
Imputed interest and contingent payment arrangements	6.7	3.9	(35.7)	26.5
Income from equity method investments, net of amortization	(19.4)	(34.1)	(47.3)	(121.0)
Distributions received from equity method investments	20.8	40.9	79.4	187.2
Share-based compensation	8.0	9.0	24.1	26.7
Affiliate equity expense	2.3	2.5	9.4	10.9
Other adjustments	2.6	(1.6)	2.7	7.6
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	2.4	—	(21.3)	(14.2)
Increase in prepaids and other current assets	(3.8)	(3.4)	(12.9)	(10.0)
Increase in other assets	(1.6)	(0.4)	(2.5)	(0.3)
Increase in unsettled fund shares receivable	(5.6)	(48.3)	(15.3)	(114.8)
Increase in unsettled fund shares payable	4.4	48.2	10.7	117.8
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	38.9	76.3	(7.4)	70.6
Cash flow from operating activities	211.1	282.8	447.1	747.6
Cash flow used in investing activities:
Investments in Affiliates	(350.0)	(26.3)	(755.3)	(26.3)
Purchase of fixed assets	(4.9)	(7.1)	(9.9)	(15.9)
Purchase of investment securities	(2.7)	(1.7)	(13.8)	(6.3)
Sale of investment securities	3.6	1.0	31.1	4.7
Cash flow used in investing activities	(354.0)	(34.1)	(747.9)	(43.8)
Cash flow from (used in) financing activities:
Borrowings of senior bank debt	360.0	475.0	555.0	595.0
Repayments of senior bank debt	(360.0)	—	(360.0)	(345.0)
Issuance of senior notes	200.0	—	200.0	—
Repurchase of senior convertible securities	—	(572.3)	—	(641.3)
Issuance of common stock	23.3	11.7	45.7	47.7
Repurchase of common stock	—	(15.7)	(60.9)	(15.7)
Issuance costs	(6.0)	(0.2)	(6.0)	(7.4)
Excess tax benefit from exercise of stock options	6.9	7.0	11.6	17.1
Note and contingent payments	(1.8)	(0.1)	(2.1)	(36.7)
Distributions to non-controlling interests	(18.0)	(39.2)	(137.7)	(218.6)
Affiliate equity issuances and repurchases	(2.2)	(11.7)	(25.1)	(6.7)
Cash flow from (used in) financing activities	202.2	(145.5)	220.5	(611.6)

Effect of foreign exchange rate changes on cash and cash equivalents	2.3	5.4	3.4	(0.2)
Net increase (decrease) in cash and cash equivalents	61.6	108.6	(76.9)	92.0
Cash and cash equivalents at beginning of period	311.0	413.8	449.5	430.4
Cash and cash equivalents at end of period	$372.6	$522.4	$372.6	$522.4

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)       Under our Economic net income definition, we add to Net income (controlling interest) amortization (including equity method amortization) and impairments, deferred taxes related to intangible assets, non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income; Economic net income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements to better reflect our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

(B)       EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)       Economic earnings per share represents Economic net income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

(D)       In the second and third quarters of 2013, we repurchased an aggregate of $79.5 principal amount outstanding of the senior convertible securities.   The remaining $380.5 principal amount outstanding were called for redemption on August 15, 2013.  In lieu of redemption, holders elected to convert their securities, which we settled in cash.  All of the senior convertible securities have been canceled and retired.

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(E)       Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(F)        Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013
Current income taxes	$8.8	$32.7	$31.1	$73.6
Intangible-related deferred taxes	11.7	5.2	0.1	29.4
Other deferred taxes	(1.2)	(6.3)	4.9	(1.4)
Taxes attributable to controlling interest	19.3	31.6	36.1	101.6
Taxes attributable to non-controlling interests	0.1	(0.6)	9.9	5.0
Total income taxes	$19.4	$31.0	$46.0	$106.6

Income before taxes (controlling interest)	$74.2	$106.8	$135.0	$303.9

Effective tax rate*	26.0%	29.6%	26.7%	33.4%

* Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.